UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2026

Kyndryl Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40853 (Commission File Number)	86-1185492 (I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address of principal executive offices, and Zip Code)

855-596-3795
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by Kyndryl Holdings, Inc. (the “Company”) on February 9, 2026 (the “Original 8-K”). As disclosed in the Original 8-K, Harsh Chugh was appointed as Interim Chief Financial Officer and Bhavna Doegar was appointed as Interim Corporate Controller of the Company, in each case effective as of February 5, 2026. The Company is filing this Form 8-K/A to amend the Original 8-K to report certain adjustments made to the existing compensation arrangements of Mr. Chugh and Ms. Doegar in connection with their respective appointment. There are no other changes to the information contained in the Original 8-K.

In connection with his appointment as Interim Chief Financial Officer, Mr. Chugh will receive (i) a one-time grant of restricted stock units that will vest 6 months from the date of grant, with a grant date fair value of $500,000 based on the stock price at the close of trading on the day of grant and (ii) a supplemental monthly cash payment of $35,000.

In connection with her appointment as Interim Corporate Controller, Ms. Doegar, who recently joined the Company in December 2025, will receive a one-time grant of restricted stock units that will vest in full 3 years from the date of grant, with a grant date fair value of $864,000 based on the stock price at the close of trading on the day of grant.

Grants of restricted stock units are scheduled to occur on the Company’s next regularly scheduled quarterly grant date on March 2, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2026

KYNDRYL HOLDINGS, INC.

By:	/s/ Evan Barth
Name: Evan Barth
Title: Vice President, Associate General Counsel and Assistant Corporate Secretary